Exhibit 99.1

OneWater Marine Inc. Announces Fiscal Fourth Quarter and Record Full-Year 2020 Results
Strong top- and bottom-line growth driven by solid execution and an industry-leading digital platform

Fiscal Year 2020 Highlights

•	Record revenue of $1.0 billion increased 33%

•	Same-store sales increased 24%

•	Net income increased 30% to $48.5 million

•	Adjusted EBITDA[1] rose 80% to $83.3 million

BUFORD, GA – November 19, 2020 – OneWater Marine Inc. (NASDAQ: ONEW) (“OneWater” or the “Company”) today announced results for its fiscal fourth quarter and full-year ended September 30, 2020.

“The OneWater team delivered exceptional results in our first year as a publicly traded company, including record full year revenues and profitability. Our performance highlighted the strength of our team and its execution, as well as our industry-leading market position. Our investments in innovative technology continue to set us apart, as we captured the surge of new customers to the marine industry in 2020. Further, our custom CRM, inventory management tools and operational dashboards have enabled us to remain agile and outperform the industry,” commented Austin Singleton, Chief Executive Officer at OneWater. “During the fourth quarter, retail demand remained elevated, resulting in substantial growth across our core business segments, including new and pre-owned boat sales, which grew by 29% and 47%, respectively. I am really proud of the entire OneWater team for their commitment to the Company and their relentless focus on our customers.”

“Looking ahead, we expect strong retail demand to continue into the 2021 boating season. Our M&A pipeline remains robust and is a cornerstone to our long-term growth strategy, and we anticipate returning to the cadence of transactions that we routinely completed prior to our IPO. We remain focused on executing our growth strategy and driving long-term shareholder value,” Mr. Singleton concluded.

For the Three Months Ended September 30	2020	2019	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat sales	$186,844	$144,436	$42,408	29.4%
Pre-owned boat sales	56,180	38,145	18,035	47.3%
Finance & insurance income	7,745	7,626	119	1.6%
Service, parts & other sales	20,267	18,545	1,722	9.3%
Total revenues	$271,036	$208,752	$62,284	29.8%

Fiscal Fourth Quarter 2020 Results

Revenue for the fiscal fourth quarter 2020 was $271.0 million, an increase of 29.8% compared to $208.8 million in fiscal fourth quarter 2019, primarily driven by an increase in the average unit price of new and pre-owned boats sold and the continued execution of operational improvements on previously acquired dealers. During the fiscal fourth quarter 2020 same-store sales increased 25%, on top of a 20% increase in the comparable period of 2019. In the current year, the Company realized a 29.4% increase in new boat sales to $186.8 million from $144.4 million in the fiscal fourth quarter of 2019, and an increase of 47.3% in pre-owned boat sales to $56.2 million from $38.1 million in the fiscal fourth quarter of 2019. Service, parts & other sales increased 9.3% to $20.3 million from $18.5 million in the fiscal fourth quarter of 2019.

1 See reconciliation of Non-GAAP financial measures below.

Gross profit totaled $64.1 million for the fiscal fourth quarter 2020, compared to $46.4 million for the fiscal fourth quarter 2019. Gross profit margin of 23.6% increased 140 basis points compared to the prior year primarily due to a shift in the mix and size of boat models sold, the Company’s focus on dynamic pricing, the increase in service, parts & other sales, and the emphasis on meeting customer demand.

Fiscal fourth quarter 2020 selling, general and administrative expenses totaled $39.7 million, or 14.6% of revenue, compared to $32.6 million, or 15.6% of revenue, in the fiscal fourth quarter of 2019. The decrease in selling, general and administrative expenses as a percentage of revenue was due mainly to leverage on the significant increase in sales and the cost reduction actions enacted following the acceleration of COVID-19 at the end of March of this year.

Net income for the fiscal fourth quarter of 2020 totaled $6.0 million, compared to net income of $5.0 million in the fiscal fourth quarter of 2019, an increase of 18.9%. The increase is primarily due to the increase in sales, leveraging our expense structure and a reduction in interest expense, partially offset by a $6.6 million loss from the extinguishment of debt and a $6.8 million loss on contingent consideration.

Fiscal fourth quarter 2020 Adjusted EBITDA (see reconciliation of Non-GAAP financial measures) increased 108.0% to $23.0 million, compared to $11.1 million for the fiscal fourth quarter of 2019.

For the Twelve Months Ended September 30	2020	2019	$ Change	% Change
	(unaudited, $ in thousands)
Revenues
New boat sales	$717,093	$526,774	$190,319	36.1%
Pre-owned boat sales	205,650	153,010	52,640	34.4%
Finance & insurance income	36,792	26,151	10,641	40.7%
Service, parts & other sales	63,435	61,689	1,746	2.8%
Total revenues	$1,022,970	$767,624	$255,346	33.3%

Fiscal Year Ended September 30, 2020 Results

Revenue for the fiscal year ended September 30, 2020 increased 33.3% to $1,023.0 million from $767.6 million for the fiscal year ended September 30, 2019 driven by an increase in unit sales and average unit price of new and pre-owned boats and a 40.7% increase in finance & insurance sales compared to the prior year. Same store sales increased 24% compared to the prior year.

Gross profit totaled $235.5 million for the fiscal year 2020, compared to $172.1 million for the fiscal year 2019.  Gross profit margin of 23.0% increased 60 basis points compared to the prior year primarily due to the increase in the margin achieved on boat sales, increases in finance & insurance income and increases in service, parts & other gross profit.

Fiscal year 2020 selling, general and administrative expenses totaled $143.4 million, or 14.0% of revenue, compared to $116.5 million, or 15.2% of revenue in fiscal year 2019. The decrease in selling, general and administrative expenses as a percentage of revenue was due mainly to leverage achieved on the significant increase in sales and the cost reduction actions enacted following the acceleration of COVID-19 in March of 2020.

Net income for fiscal year 2020 totaled $48.5 million compared to $37.3 million in fiscal year 2019, an increase of 30.2%. The increase is primarily due to the increase in sales we experienced in 2020.

Fiscal 2020 Adjusted EBITDA (see reconciliation of Non-GAAP financial measures) increased 80.1% to $83.3 million, compared to $46.2 million in fiscal year 2019.

As of September 30, 2020, the Company’s cash and cash equivalents balance was $68.2 million, an increase of $56.7 million compared to $11.5 million as of September 30, 2019. The Company also had in excess of $40.0 million of availability on its revolving line of credit and floor plan credit facility as of September 30, 2020. Total inventory as of September 30, 2020 decreased to $150.1 million compared to $277.3 million on September 30, 2019, primarily due to the increased retail sales volume in the year and the lower level of manufacturer replenishments.

Fiscal Year 2021 Guidance

For fiscal full year 2021, OneWater anticipates same store sales to be up mid-single digits and Adjusted EBITDA to be up low- to mid-single digits, excluding acquisitions completed during the year.

Conference Call and Webcast

OneWater will host a conference call to discuss its fiscal fourth quarter and full-year 2020 earnings on Thursday, November 19, 2020 at 8:30 am Eastern time. The conference call may be accessed by dialing (866) 220-5793 in the U.S./Canada or (615) 622-8064 for participants outside the U.S./Canada using the Conference ID #5366308.This call is being webcast and can be accessed through the “Events” section of the Company’s website at https://investor.onewatermarine.com/ where it will be archived for one year.

About OneWater Marine Inc.

OneWater Marine Inc. is one of the largest and fastest-growing premium recreational boat retailers in the United States. OneWater operates 61 stores throughout 10 different states, seven of which are in the top twenty states for marine retail expenditures. OneWater offers a broad range of products and services and has diversified revenue streams, which include the sale of new and pre-owned boats, parts and accessories, finance and insurance products, maintenance and repair services and ancillary services such as boat storage.

Non-GAAP Financial Measures and Key Performance Indicators

This press release and our related earnings call contain certain non-GAAP financial measures, including Adjusted EBITDA as a measure of our operating performance. Management believes these measures may be useful in performing meaningful comparisons of past and present operating results, to understand the performance of the Company’s ongoing operations and how management views the business. Reconciliations of reported GAAP measures to adjusted non-GAAP measures are included in the financial schedules contained in this press release. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP. Because our non-GAAP financial measures may be defined differently by other companies, our definition of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing its utility. We have not reconciled non‐GAAP forward-looking measures, including Adjusted EBITDA guidance, to their corresponding GAAP measures because certain items that impact these measures are unavailable or cannot be reasonably predicted without unreasonable efforts.

Adjusted EBITDA

We define Adjusted EBITDA as net income (loss) before interest expense – other, income taxes, depreciation and amortization and other (income) expense, further adjusted to eliminate the effects of items such as the change in the fair value of warrant liability, gain (loss) on contingent consideration, gain (loss) on extinguishment of debt and transaction costs. See reconciliation below.

Our board of directors, management team and lenders use Adjusted EBITDA to assess our financial performance because it allows them to compare our operating performance on a consistent basis across periods by removing the effects of our capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and other items (such as the fair value adjustment of the warrants, gain or loss on contingent consideration, gain or loss on extinguishment of debt and transaction costs) that impact the comparability of financial results from period to period. We present Adjusted EBITDA because we believe it provides useful information regarding the factors and trends affecting our business in addition to measures calculated under GAAP. Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure will provide useful information to investors and analysts in assessing our financial performance and results of operations across reporting periods by excluding items we do not believe are indicative of our core operating performance.

Same-Store Sales

We define same-store sales as sales from our stores excluding new and acquired stores. New and acquired stores become eligible for inclusion in the comparable store base at the end of the store’s thirteenth month of operations under our ownership and revenues are only included for identical months in the same-store base periods. Stores relocated within an existing market remain in the comparable store base for all periods. Additionally, amounts related to closed stores are excluded from each comparative base period. We use same-store sales to assess the organic growth of our revenue on a same-store basis.  We believe that our assessment on a same-store basis represents an important indicator of comparative financial results and provides relevant information to assess our performance.

Cautionary Statement Concerning Forward-Looking Statements

This press release and statements made during the above referenced conference call may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including regarding our strategy, future operations, financial position, prospects, plans and objectives of management, growth rate and its expectations regarding future revenue, operating income or loss or earnings or loss per share. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “will be,” “will likely result,” “should,” “expects,” “plans,” “anticipates,” “could,” “would,” “foresees,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “outlook” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements are not guarantees of future performance, but are based on management's current expectations, assumptions and beliefs concerning future developments and their potential effect on us, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Our expectations expressed or implied in these forward-looking statements may not turn out to be correct.

Important factors, some of which are beyond our control, that could cause actual results to differ materially from our historical results or those expressed or implied by these forward-looking statements include the following: changes in demand for our products and services, the seasonality and volatility of the boat industry, our acquisition strategies, the inability to comply with the financial and other covenants and metrics in our credit facilities, cash flow and access to capital, effects of the COVID-19 pandemic on the Company’s business, the timing of development expenditures, and other risks. More information on these risks and other potential factors that could affect our financial results is included in our filings with the Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our Registration Statement on Form S-1 (File No. 333-248774), filed on September 14, 2020. Any forward-looking statement speaks only as of the date as of which such statement is made, and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events, or otherwise.

Investor or Media Contact:
Jack Ezzell
Chief Financial Officer
IR@OneWaterMarine.com

ONEWATER MARINE INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
($ in thousands except per share data)
(Unaudited)

	For the Years Ended September 30,
	2020	2019	2018
Revenues
New boat sales	$717,093	$526,774	$398,586
Pre-owned boat sales	205,650	153,010	140,931
Finance & insurance income	36,792	26,151	16,623
Service, parts & other sales	63,435	61,689	46,665
Total revenues	1,022,970	767,624	602,805

Gross profit
New boat	131,373	92,532	76,461
Pre-owned boat	37,389	25,992	24,473
Finance & insurance	36,792	26,151	16,623
Service, parts & other	29,970	27,451	20,097
Total gross profit	235,524	172,126	137,654

Selling, general and administrative expenses	143,396	116,503	91,297
Depreciation and amortization	3,249	2,682	1,685
Transaction costs	3,648	1,323	438
Loss (gain) on contingent consideration	6,762	(1,674)	-
Income from operations	78,469	53,292	44,234

Other expense (income)
Interest expense – floor plan	8,861	9,395	5,534
Interest expense – other	8,828	6,568	3,836
Change in fair value of warrant liability	(771)	(1,336)	33,187
Loss (gain) on extinguishment of debt	6,559	-	(209)
Other expense (income), net	155	1,402	(60)
Total other expense (income), net	23,632	16,029	42,288
Income before income tax expense	54,837	37,263	1,946
Income tax expense	6,329	-	-
Net income	48,508	37,263	1,946
Less: Net income attributable to non-controlling interests	(350)	(1,606)	(830)
Net income attributable to One Water Marine Holdings, LLC		$35,657	$1,116
Less: Net income attributable to non-controlling interests of One Water Marine Holdings, LLC	(30,733)
Net income attributable to OneWater Marine Inc	$17,425

Earnings per share of Class A common stock – basic (1)	$2.79
Earnings per share of Class A common stock – diluted (1)	$2.77

Basic weighted-average shares of Class A common stock outstanding (1)	6,243
Diluted weighted-average shares of Class A common stock outstanding (1)	6,287

(1)
Represents earnings per share of Class A common stock and weighted-average shares of Class A common stock outstanding for the period from February 11, 2020 through September 30, 2020, the period following the Organizational Transactions (as defined below) and OneWater Marine Inc.’s initial public offering. See Note 1.

ONEWATER MARINE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
($ in thousands, except par value and share data)
(Unaudited)

	September 30, 2020	September 30, 2019
Cash	$66,087	$11,108
Restricted cash	2,066	384
Accounts receivable	18,479	15,294
Inventories	150,124	277,338
Prepaid expenses and other current assets	15,302	9,969
Total current assets	252,058	314,093

Property and equipment, net	18,442	15,954

Other assets:
Deposits	350	345
Deferred tax asset	12,854	-
Identifiable intangible assets	61,304	61,304
Goodwill	113,059	113,059
Total other assets	187,567	174,708
Total assets	$458,067	$504,755

Accounts payable	$12,781	$5,546
Other payables and accrued expenses	24,221	16,567
Customer deposits	17,280	4,880
Notes payable – floor plan	124,035	225,377
Current portion of long-term debt	7,419	11,124
Total current liabilities	185,736	263,494

Other long-term liabilities	1,482	1,598
Warrant liability	-	50,887
Tax receivable agreement liability	15,585	-
Long-term debt, net of current portion and unamortized debt issuance costs	81,977	64,789
Total liabilities	284,780	380,768

Redeemable preferred interest in subsidiary	-	86,018

Members' equity	-	31,770
Preferred stock, $0.01 par value, 1,000,000 shares authorized, none issued and outstanding as of September 30, 2020 and September 30, 2019	-	-
Class A common stock, $0.01 par value, 40,000,000 shares authorized,10,391,661 shares issued and outstanding as of September 30, 2020 and none issued and outstanding as of September 30, 2019	104	-
Class B common stock, $0.01 par value, 10,000,000 shares authorized, 4,583,637 shares issued and outstanding as of September 30, 2020 and none issued and outstanding as of September 30, 2019	46	-
Additional paid-in capital	105,947	-
Retained earnings	16,757	-
Total stockholders’ equity attributable to OneWater Marine Inc.and members’ equity	122,854	31,770
Equity attributable to non-controlling interests	50,433	6,199
Total stockholders’ and members’ equity	173,287	37,969
Total liabilities, stockholders’ and members' equity	$458,067	$504,755

ONEWATER MARINE INC.
Reconciliation of Net Income to Adjusted EBITDA
($ in thousands)
(Unaudited)

	For the Years Ended September 30,
Description	2020	2019	2018
Net income	$48,508	$37,263	$1,946
Interest expense – other	8,828	6,568	3,836
Income tax expense	6,329	-	-
Depreciation and amortization	3,249	2,682	1,685
Loss (gain) on contingent consideration	6,762	(1,674)	-
Transaction costs(1)	3,648	1,323	438
Change in fair value of warrant liability(2)	(771)	(1,336)	33,187
Loss (gain) on extinguishment of debt	6,559	-	(209)
Other expense (income), net	155	1,402	(60)
Adjusted EBITDA	$83,267	$46,228	$40,823

(1)	Consists of transaction costs related to the Company’s fiscal year 2019 and 2018 acquisitions and certain costs related to the Company’s IPO.

(2)
Represents the non-cash (income) expense recognized during the period for the change in the fair value of the warrants, which were exercised at the IPO, that were previously accounted for as a liability on our balance sheets.